CONSOLIDATED BALANCE SHEETS
June 30, 2006 and September 30, 2005

	June 30,	September 30,
	2006	2005
	(unaudited)

ASSETS
Cash and due from banks	$2,885,645	$2,376,194
Interest-bearing time deposits with banks	6,508,573	6,372,279
Available-for-sale securities	10,233,515	11,210,075
Loans, net of allowance ($274,045 and $277,063)	38,840,657	38,796,746
Federal Home Loan Bank stock, at cost	587,500	555,200
Premises and equipment - net	674,768	702,010
Accrued interest receivable and other assets	755,964	577,117

	$60,486,622	$60,589,620

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest bearing deposits	$41,575,135	$43,616,600
Federal Home Loan Bank advances	11,750,000	10,000,000
Accrued expenses and other liabilities	303,072	245,501
	53,628,207	53,862,101

Shareholders' equity
Common stock, $.01 par value, 1,000,000 shares authorized,
shares issued: 2006 - 356,046, 2005 - 350,659;
shares outstanding: 2006 - 255,428, 2005 - 250,141	3,561	3,507
Additional paid-in capital	3,597,780	3,507,602
Treasury stock, 2006 - 100,618 shares, 2005 - 100,518 shares,
at cost	(1,909,670)	(1,907,420)
Retained earnings	5,356,576	5,216,133
Accumulated other comprehensive income (loss)	(189,832)	(92,302)
	6,858,415	6,727,520

	$60,486,622	$60,589,621

HOME BUILDING BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME
Nine months ended June 30, 2006 and 2005
(Unaudited)

Interest income	2006	2005
Loans receivable	$1,931,844	$1,865,176
Investments	303,638	252,002
Mortgage-backed securities	13,041	15,428
Deposits with other banks	241,857	142,386
Total interest income	2,490,380	2,274,992

Interest expense
Deposits	881,262	633,770
Other borrowed funds	308,021	274,711
Total interest expense	1,189,283	908,481

Net interest income	1,301,097	1,366,511

Provision for loan losses	8,000	36,000

Net interest income after provision	1,293,097	1,330,511

Noninterest income
Gain on sale of assets	—	3,689
Customer service fees	149,456	105,790
	149,456	109,479

Noninterest expense
Salaries and employee benefits	561,337	530,836
Occupancy and equipment	135,247	123,253
Deposit insurance premium	4,201	4,331
Computer expense	51,296	49,867
Service fees	51,561	48,303
Advertising expense	13,574	15,764
Professional fees	157,344	62,763
Other expense	110,352	101,097
	1,084,912	936,214

Income before income taxes	357,641	503,776

Income tax expense	129,632	185,770

Net income (loss)	$228,009	$318,006

Per share data

Earnings per share	$0.90	$1.28
Earnings per share, assuming dilution	$0.89	$1.26
Weighted average shares outstanding	252,785	247,509

HOME BUILDING BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months ended June 30, 2006 and 2005
(Unaudited)

	2006	2005

Cash flows from operating activities
Net income	$228,009	$318,006
Adjustments to reconcile net income to net
cash from operating activities
Depreciation and amortization	33,496	46,580
Other gains and losses, net	-	(3,689)
Provision for loan losses	8,000	36,000
Change in assets and liabilities
Accrued interest receivable and other assets	(113,827)	136,041
Accrued expenses and other liabilities	56,966	(86,953)
Net cash provided by operating activities	212,644	445,985
Cash flows from investing activities
Net change in interest-bearing deposits with banks	(136,294)	(999,945)
Purchases of available-for-sale securities	-	(2,434,063)
Proceeds from maturities of available-for-sale securities	811,401	2,110,361
Purchase of Federal Home Loan Bank stock	(32,300)	(78,900)
Net (increase) decrease in loans	(51,911)	(1,204,937)
Net purchase of premises and equipment	(3,646)	(31,169)
Net cash used in investing activities	587,250	(2,638,653)
Cash flows from financing activities
Net change in deposits	(2,041,465)	1,103,057
Proceeds from Federal Home Loan Bank advances	1,750,000	1,375,000
Purchase of treasury stock	(2,250)	(54,315)
Stock options exercised	90,232	119,677
Dividends paid	(86,960)	(81,539)
Net cash provided by financing activities	(290,443)	2,461,880

Net increase (decrease) in cash and due from banks	509,451	269,212
Cash and due from banks at beginning of period	2,376,194	1,122,357
Cash and due from banks at end of period	$2,885,645	$1,391,569

HOME BUILDING BANCORP, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
Nine Months ended June 30, 2006 (Unaudited)
	Common Stock	Additional Paid-In Capital	Treasury Stock	Retained Earnings	Accumulated Other Income/ (Loss)	Total Shareholders’ Equity
Balance October 1, 2005	$3,507	$3,507,602	$(1,907,420)	$5,216,133	$(92,302)	$6,727,520

Comprehensive Income
Net Income				228,009		228,009
Change in net unrealized gain (loss), net of tax					(97,530)	(97,530)
Total comprehensive income						130,479
Stock option exercise of 5,387 shares	54	90,178				90,232
Purchase of 100 shares of treasury stock			(2,250)			(2,250)
Cash dividends - $0.345				(87,566)		(87,566)
Balance June 30, 2006	$3,561	$3,597,780	$(1,909,670)	$5,356,576	$(189,832)	$6,858,415

HOME BUILDING BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business: The consolidated financial statements include the accounts of Home Building Bancorp, Inc. (Home Building or the Company) and its wholly-owned subsidiary, Home Building Savings Bank (Bank), and the Bank’s wholly owned subsidiary, White River Service Corporation (Service Corp), after elimination of significant intercompany transactions and accounts.

The Company provides financial services through its banking subsidiary which conducts basic banking operations in Daviess and Pike counties in southwestern Indiana. Operations primarily consist of generating mortgage and consumer loans and accepting deposits from customers. The loan portfolio is diversified and the ability of debtors to repay loans is not dependent upon any single industry. The majority of the institution’s loans are secured by specific items of collateral including business assets, real property and consumer assets.

Loans: Loans are reported at the principal balance outstanding, net of unearned interest, and an allowance for loan losses. Interest income is reported on the interest method.

Interest income is not reported when full loan repayment is in doubt, typically when payments are significantly past due. Interest received on such loans is reported on the cash-basis or cost-recovery method, until qualifying for return to accrual.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

A loan is impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, and credit card loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

HOME BUILDING BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Compensation: Employee compensation expense under stock options is reported using the intrinsic value method. No stock-based compensation cost is reflected in net income, as all options granted had an exercise price equal to or greater than the market price of the underlying common stock at date of grant. The following table illustrates the effect on net income and earnings per share if expense was measured using the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation for the nine month periods ended June 30, 2006 and 2005.

	2006	2005

Net income as reported	$228,009	$318,006
Deduct: Stock-based compensation expense
determined under fair value based method	8,420	488
Pro forma net income	$219,589	$317,518

Basic earnings per share as reported	$.90	$1.28
Pro forma basic earnings per share	$.87	$1.28

Diluted earnings per share as reported	$.89	$1.26
Pro forma diluted earnings per share	$.86	$1.26

Earnings Per Share: Basic earnings per share is net income divided by the weighted average number of shares outstanding during the period. Diluted earnings per share include the dilutive effect of additional potential shares issuable under stock options.

Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to the holding company or by the holding company to shareholders.

NOTE 2 - GENERAL

These interim financial statements do not include all of the disclosures necessary for a complete presentation of financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. These financial statements have been prepared on a basis consistent with the annual financial statements and include, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position at the end of and for the periods presented.

HOME BUILDING BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006
(Unaudited)

NOTE 3 - PER SHARE DATA

The following illustrates the computation of basic and diluted earnings per share.

	Nine months ended
	June 30,

	2006	2005
Basic earnings per share
Net income	$228,009	$318,006

Weighted average shares outstanding	252,785	247,509

Basic earnings per share	$.90	$1.28

Diluted earnings per share
Net income	$228,009	$318,006

Weighted average shares outstanding	252,785	247,509

Dilutive effect of assumed exercise of stock options	2,262	5,020
Diluted average shares outstanding	255,047	252,529
Diluted earnings per share	$.89	$1.26

All outstanding stock options were considered dilutive for three months ended March 31, 2005 and 2004.